Exhibit 99.1

Lucid Motors and Churchill Capital Corp IV to Host Investor Call

NEWARK, Calif. and NEW YORK, NY — July 9, 2021 — Lucid Motors (“Lucid”), which is setting new standards for sustainable mobility with its advanced luxury EVs, and Churchill Capital Corp IV (NYSE: CCIV), a special purpose acquisition company, announced today that Lucid’s management team will host an investor call on Tuesday, July 13, 2021 at 1:30 pm PT / 4:30 pm ET.

Peter Rawlinson, CEO and CTO of Lucid, and Sherry House, CFO of Lucid, will provide a business update together with an overview of the company. The live call will be presentation only, and there will be no question and answer session. Lucid and CCIV encourage all CCIV shareholders to participate in the investor call ahead of the CCIV shareholder meeting on July 22, 2021.

•	Parties in the United States can access the call by dialing +1-833-470-1428, using conference code 731 370

•	International parties can access the call by dialing +1-404-975-4839, using conference code 731 370.

About Lucid

Lucid’s mission is to inspire the adoption of sustainable energy by creating the most captivating electric vehicles, centered around the human experience. The company’s first car, Lucid Air, is a state-of-the-art luxury sedan with a California-inspired design underpinned by race-proven technology. Featuring luxurious interior space in a mid-size exterior footprint, select models of Air are expected to be capable of a projected EPA range of over 500 miles and 0-60 mph in 2.5 seconds. Lucid Air is produced at Lucid’s new factory in Casa Grande, Arizona, and customer deliveries are planned to begin in the second half of 2021.

About Churchill Capital Corp IV

Churchill Capital Corp IV was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information About the Proposed Transactions and Where to Find It

This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication relates to a proposed business combination between CCIV and Lucid. In connection with the proposed business combination, CCIV filed a registration statement on Form S-4, as amended (the “Form S-4”), with the U.S. Securities and Exchange Commission (the “SEC”). The Form S-4 was declared effective June 25, 2021. The Form S-4 includes a document that serves as a prospectus and proxy statement of CCIV, referred to as a proxy statement/prospectus, that is both the proxy statement/prospectus which has been distributed to CCIV’s shareholders in connection with CCIV’s solicitation of proxies for the vote by CCIV’s shareholders with respect to the proposed transaction as described in the Form S-4 as well as the prospectus relating to the proposed business combination as described in the Form S-4. CCIV also will file other documents regarding the proposed business combination with the SEC. Before making any voting decision, investors and security holders of CCIV are urged to read the Form S-4 and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed transaction. CCIV has mailed a definitive proxy statement/prospectus and other relevant documents to its shareholders of record as of June 21, 2021, the record date established for the special meeting of stockholders relating to the proposed business combination. Investors and security holders may obtain free copies of the Form S-4 and all other relevant documents filed or that will be filed with the SEC by CCIV through the website maintained by the SEC at www.sec.gov. The documents filed by CCIV with the SEC also may be obtained free of charge at CCIV’s website at: https://iv.churchillcapitalcorp.com/# or upon written request to 640 Fifth Avenue, 12th Floor New York, NY 10019.

Participants in the Solicitation

CCIV, Lucid and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from CCIV’s shareholders in connection with the proposed transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of CCIV’s shareholders in connection with the proposed transactions is set forth in CCIV’s proxy statement/prospectus included in the Form S-4. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is included in the proxy statement/prospectus. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expectations and timing related to commercial product launches, the performance, range, autonomous driving and other features of the Lucid Air, future market opportunities, including with respect to energy storage systems and automotive partnerships, future manufacturing capabilities and facilities, future sales channels and strategies, future market launches and expansion, potential benefits of the proposed business combination and PIPE investment (collectively, the “proposed transactions”) and the potential success of Lucid’s go-to-market strategy, and expectations related to the terms and timing of the proposed transactions. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid’s and CCIV’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Lucid and CCIV. These forward-looking statements are subject to a number of risks and uncertainties, including factors discussed in CCIV’s definitive proxy statement/prospectus, CCIV’s Annual Report on Form 10-K/A for the year ended December 31, 2020 and CCIV’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, in each case, under the heading “Risk Factors,” as well as other documents of CCIV filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Lucid nor CCIV currently know or that Lucid and CCIV currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s and CCIV’s expectations, plans or forecasts of future events and views as of the date of this communication. Lucid and CCIV anticipate that subsequent events and developments will cause Lucid’s and CCIV’s assessments to change. However, while Lucid and CCIV may elect to update these forward-looking statements at some point in the future, Lucid and CCIV specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid’s and CCIV’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.